  Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-292401
Up to 7,500,000 shares of common stock
Capstone Green Energy Holdings, Inc.
This prospectus relates to the resale of up to 7,500,000 shares of common stock, par value $0.001 per share (the “common stock”) of Capstone Green Energy Holdings, Inc. by the selling stockholders identified herein (the “Selling Stockholders” and each, a “Selling Stockholder”), consisting of (a) 3,980,000 shares of common stock (the “Initial Shares”) and (b) up to 3,520,000 shares of common stock (the “Warrant Shares” and together with the Initial Shares, the “Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) held by certain of the Selling Stockholders, in each case that we issued and sold to the Selling Stockholders pursuant to a securities purchase agreement we entered into with the Selling Stockholders on November 24, 2025 (the “Purchase Agreement”).
The Selling Stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the Selling Stockholders and the sale of the Shares, please refer to the sections entitled “Selling Stockholders” and “Plan of Distribution” located elsewhere in this prospectus.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares.
Our common stock is quoted on the OTCQX Best Market under the symbol “CGEH.”
We are a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.
On January 2, 2026, the last reported sale price of our common stock was $5.15 per share.
Investing in our common stock involves a high degree of risk. Please read the section entitled “Risk Factors” beginning on page 8 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.
The date of this prospectus is January 2, 2026.

Prospectus

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”). The Selling Stockholders may, from time to time, offer and sell the Shares, as described in this prospectus, in one or more offerings. We will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered by them described in this prospectus.
Neither we nor the Selling Stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the Selling Stockholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus and any free writing prospectus related to this offering must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any such free writing prospectus outside of the United States.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended March 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, and our other filings with the SEC listed below under the heading “Incorporation of Certain Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.” In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Capstone,” or “the Company” refer Capstone Green Energy Holdings, Inc., a Delaware corporation and its consolidated subsidiaries.
Overview
Capstone has pioneered the future of low-emissions, oil-free power and energy technology for almost four decades. Our very low maintenance intervals allow for high availability rates, thus making us a leader of sustainable clean energy technology solutions worldwide. Our commitment to safety, innovation and operational excellence helps set the gold standard for holistic, sustainable energy solutions that deliver results. Capstone strives to be the first choice when energy matters. We do this by providing multi-faceted energy solutions in various formats. Our bespoke solutions help solve the “Energy Trilemma” of resiliency, affordability and sustainability.
We develop, manufacture, market, sell and service microturbine-based technology solutions for use in stationary distributed power generation (“simple cycle”) applications or in distribution networks. Our microturbine technology can be used as a standalone power solution or as Combined Heat and Power (“CHP”) cogeneration and Integrated Combined Heat and Power (“ICHP”) applications where the heat recovery module is directly integrated to the microturbine package, and Combined Cooling, Heat and Power (“CCHP”), also known as tri-generation.
We offer customers a range of commercial, industrial and utility scale options tailored to their specific needs ranging from 65 kilowatts (“kW”) to multiple megawatts (“MW”). Capstone also offers complimentary ancillary products to recycle waste energy into other useful applications. We also manufacture and supply system controllers that provide complete automated system control, including electrical load following and custom logic to protect against expensive local utility demand charges.
To help clients maintain confidence in the total cost of ownership in their investment, Capstone also offers factory protection plans (“FPP”) which provide planned and unplanned maintenance coverage. For those clients who may be more capital constrained or prefer to leverage their capital back into their own businesses, Capstone also provides financial solutions under our Energy-as-a-Service (“EaaS”) offerings. Our EaaS offerings currently include four repeatable business models: (1) rental services, (2) Build, Own, Operate and Maintain (“BOOM”) and (3) power purchase agreement (“PPA”) solutions, and (4) “lease to own.”
Our microturbines are sold primarily through global distributors and Original Equipment Manufacturers (“OEMs”). Distributors purchase our products for sale to end users and also provide service, application engineering, and installation support. Distributors also provide a variety of additional services, including engineering, application, and air permit support services in which the microturbines will be used, installation support of the products at the end users’ sites, commissioning the installed applications and providing post-commissioning service, including a FPP agreement. Our distributors perform as independent value-added resellers. OEMs integrate our products into their own product solutions.
In the energy markets, we continue to expand our presence in the energy efficiency, natural resources, renewable energy, critical power, and microgrid power type of applications in the first half of our fiscal year ending March 31, 2026. The microgrid market is for electrification demand. The renewable energy market is fueled by landfill gas, biodiesel and biogas from sources such as food processing, agricultural waste and livestock manure. Our product sales in the oil and gas and other natural resources market is driven by our microturbines’ reliability, emissions profile and ease of installation. Given the continued volatility of the oil and gas market, our business strategy is to continue diversification within the microgrid energy efficiency and renewable energy markets. As part of our diversification strategy, we have begun to utilize our microgrid solutions into a reference design package for Artificial Intelligence (“AI”) and data center infrastructure. On October 21, 2025, we released a press release announcing that the Company has developed a new 800-volt direct-current (“VDC”) microturbine to support NVIDIA’s new AI Infrastructure requirements. With the Company’s compute partner, Microgrid for AI (“MG4AI”), the Company can now provide power and cooling plus compute as an engineered equipment package as “on-site power to chip” for the next generation of AI factories.
Recent Developments
November 2025 Private Placement
On November 24 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with the selling stockholders identified herein (the “Selling Stockholders”), pursuant to which we sold to the Selling Stockholders in a private placement (the “Private Placement”) an aggregate of (i) 3,980,000 shares (the “Initial Shares”) of our common stock, par value $0.001 per share (the “common stock”), at a purchase price of $2.00 per share and (ii) in lieu of shares of common stock for certain Selling Stockholders, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,520,000 shares of common stock (the “Warrant Shares”, and together with the Initial Shares, the “Shares”) at a purchase price of $1.999 per Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.001 per Warrant Share, is exercisable at any time after their original issuance and will not expire.
The Pre-Funded Warrants provide that the holder of the Pre-Funded Warrants does not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, at the holder’s election, of the number of shares of common stock outstanding immediately after giving effect to such exercise.
The gross proceeds from the Private Placement were approximately $15.0 million, before deducting placement agent fees and other expenses. The Company used the net proceeds from the Private Placement for the repayment of approximately $8.0 million of the Company’s outstanding indebtedness which matured on December 7, 2025, and the Company intends to use the remaining net proceeds to fund continued product development, support its anticipated expansion into the AI data center market, as well as provide working capital and general corporate purposes.
Risk Factor Summary
Below is a summary of material factors that make an investment in our common stock speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider this summary to be a complete discussion of all potential risks or uncertainties that may substantially impact our business. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 27, 2025 (the “2025 Form 10-K”) and in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 (the “Q1 2026 10-Q) and September 30, 2025 (the “Q2 2026 10-Q”), filed with the SEC on August 8, 2025 and November 13, 2025, respectively, and this summary is qualified in its entirety by that discussion. Moreover, we operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible to predict the impact of all of these factors on our business, financial condition or results of operations. You should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” in the 2025 Form 10-K, the Q1 2026 Form 10-Q and the Q2 2026 Form 10-Q.
Some of the principal risks we are exposed to include:
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There are significant risks related to our substantial indebtedness and our long-term liquidity requirements and the adequacy of our capital resources is difficult to predict at this time.

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There is currently limited public trading market for our common stock on the OTC market, and we cannot assure you that a more active trading market will develop for our common stock.

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We are a holding company and will depend on dividends and distributions from Capstone Green Energy LLC (the “Operating Subsidiary”) to pay any dividends.

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Holders of Series A Redeemable Preferred Units (the “Preferred Units”) can exercise significant control over our Operating Subsidiary, which could limit our ability to influence the outcome of key corporate actions of our Operating Subsidiary.

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We have incurred and expect to continue to incur significant expenses related to remediation of material weaknesses in our internal control over financial reporting and disclosure controls and procedures, and any resulting litigation.

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Our access to the public markets to raise debt or equity capital depends on our ability to continue to timely file our periodic reports within the SEC limits.

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We have restated our consolidated financial statements for the years ended March 31, 2022 and March 31, 2021, as well as the relevant unaudited quarterly financial information for the quarterly periods ended June 30, 2022, September 30, 2022, December 31, 2022, June 30, 2021, September 30, 2021, December 31, 2021, June 30, 2020, September 30, 2020, and December 31, 2020, and have concluded two audit committee investigations, all of which have affected and may continue to affect investor confidence, our stock price, our ability to raise capital in the future, our reputation with our customers, and our ability to timely file our periodic reports with the SEC, and has resulted in stockholder litigation against certain of our current and former directors and executives and may result in additional litigation in the future.

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There are uncertainties and risks related to the profitability, safety and regulatory environment of AI that could adversely affect our business and operations.

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A sustainable market for microturbines may never develop or may take longer to develop than we anticipate, which would adversely affect our results of operations.

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Product quality expectations may not be met, causing slower market acceptance or warranty cost exposure.

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Our products involve a lengthy sales cycle, and we may not anticipate sales levels appropriately, which could impair our results of operations.

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If we do not effectively implement our sales, marketing, and service plans, our sales will not grow and our results of operations will suffer.

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Changes to trade regulations, quotas, duties or tariffs, and sanctions caused by the changing U.S. and geopolitical environments or otherwise, may increase our costs or limit the amount of raw materials and products that we can import or may otherwise adversely impact our business.

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We may not be able to retain or develop relationships with OEMs or distributors in our targeted markets, in which case our sales would not increase as expected.

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If any of our distributor relationships are not successful, we may terminate or choose not to renew the related distributor agreement, which may result in interference with the wind down of the relationship or the transition of end user service agreements and could potentially negatively impact our distribution channels or result in litigation costs or other expenses.

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Increased credit loss expense or delays in collecting accounts receivable could have a material adverse effect on our cash flows and results of operations.

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Loss of a significant customer could have a material adverse effect on our results of operations.

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We may not achieve production cost reductions necessary to competitively price our products, which would adversely affect our sales.

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We may incur costs and liabilities as a result of product liability claims.

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Operational restructuring may result in asset impairment or other unanticipated charges.

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Our success depends in significant part upon the continuing service of management, directors and other key personnel, and several key management and other employees have recently left Capstone.

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Our operations are vulnerable to interruption by fire, earthquake, riots, domestic and international instability, war, terrorism, geopolitical events, pandemics and other events beyond our control.

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Activities necessary to integrate any future acquisitions may result in costs in excess of current expectations or be less successful than anticipated.

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We depend upon the development of new products and enhancements of existing products.

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Our operating results are dependent, in large part, upon the successful commercialization of our products. Failure to produce our products as scheduled and budgeted could materially and adversely affect our business and financial condition.

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We may not be able to produce our products on a timely basis if we fail to correctly anticipate product supply requirements or if we suffer delays in production resulting from issues with our suppliers. Our suppliers may not supply us with a sufficient amount of components or components of adequate quality, or they may provide components at significantly increased prices.

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Commodity market factors impact our costs and availability of materials.

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We operate in a highly competitive market among competitors that have significantly greater resources than we have, and we may not be able to compete effectively.

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Our business and financial performance depends in part on the oil and natural gas industry, where a continued movement towards clean energy and away from fossil fuels, as well as fluctuations in prices for oil and natural gas, may have an adverse effect on our revenue, cash flows, profitability, and growth.

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Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets.

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We may not be able to develop sufficiently trained applications engineering, installation, and service support resources to serve our targeted markets.

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Changes in our product components may require us to replace parts held at distributors.

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Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products.

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We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines.

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We and certain current and former directors and officers are subject to various legal proceedings.

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Our business could be negatively impacted if we fail to adequately protect our intellectual property rights or if third parties claim that we are in violation of their intellectual property rights.

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We face security and cybersecurity risks related to our electronic processing of sensitive and confidential business and product data. If we are unable to protect our data or the data of our customers, a security breach could damage our reputation and have a material adverse effect on our business.

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Our management identified material weaknesses in its internal control over financial reporting and we determined that our disclosure controls and procedures were ineffective as of March 31, 2024, of which one material weakness has not been remediated as of March 31, 2025. If we fail to remediate the material weakness or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results may be affected, and such failure may adversely affect investor confidence and business operations.

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Future issuances or sales of our common stock or exercises by holders of any warrants we may issue could lower our stock price and dilute the interests of existing stockholders.

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The market price of our common stock is likely to be highly volatile and you could lose all or part of your investment in our securities.

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Provisions in our certificate of incorporation and bylaws, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.

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We do not intend to pay cash dividends. We have never paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, any gains from an investment in our securities will likely depend on whether the price of our common stock increases.

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There is substantial doubt about the Company’s ability to continue as a going concern, and this may adversely affect the Company’s stock price and the Company’s ability to raise capital.

Corporate Information
Capstone Green Energy Corporation was organized in 1988 as NoMac Energy Systems in the State of California and was reincorporated as Capstone Turbine Corporation on June 22, 2000, in the State of Delaware.
On April 21, 2021, Capstone Turbine Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company for the sole purpose of changing the company’s name to Capstone Green Energy Corporation effective as of 12:01 a.m. Eastern Time on April 22, 2021 (the “Corporate Name Change”). In addition, Capstone Green Energy Corporation amended and restated its Fourth Amended and Restated Bylaws, effective as of April 22, 2021, solely to reflect the Corporate Name Change.
In connection with our emergence from voluntary proceedings under Chapter 11 of the United States Bankruptcy Code on December 7, 2023, Capstone Green Energy Corporation was reorganized and became a private company. Capstone Turbine International, Inc., a former wholly owned subsidiary of Capstone Green Energy Corporation, which was incorporated in Delaware on June 10, 2004, became a publicly-traded company and was renamed Capstone Green Energy Holdings, Inc.
Our principal executive offices are located at 16640 Stagg Street, Van Nuys, California, 91406, and our telephone number is (818) 734-5300. Our website address is www.capstonegreenenergy.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.
Implications of Being a Smaller Reporting Company and a Non-Accelerated Filer
We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year for which audited financial statements are available as of the determination date and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.
Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.
Additionally, as a non-accelerated filer, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

The Offering
Common stock offered by the Selling Stockholders
7,500,000 Shares, which includes (i) 3,980,000 outstanding Initial Shares held by certain of the Selling Stockholders and (ii) 3,520,000 Warrant Shares. See the “Selling Stockholders” section of this prospectus.
Use of proceeds
We will not receive any proceeds from the sale of the Shares. See “Use of Proceeds.”
Trading symbol
Our common stock is currently quoted on the OTCQX Best Market under the symbol “CGEH.” Currently there is no public market for the Pre-Funded Warrants.
Risk Factors
You should read the section entitled “Risk Factors” in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock. In addition, before deciding whether to invest, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in the 2025 Form 10-K, the Q1 2026 Form 10-Q and the Q2 2026 Form 10-Q, and the information incorporated by reference herein.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making your decision to invest in shares of our common stock, you should carefully consider the risks described below, together with the other information contained in this prospectus or incorporated herein by reference, including in the section titled “Special note regarding forward-looking statements” and the consolidated financial statements and related notes, and the risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of the 2025 Form 10-K and in Part II, Item 1A of the Q1 2026 Form 10-Q and the Q2 2026 Form 10-Q, which are incorporated by reference herein in their entirety. The risks and uncertainties described below or incorporated herein by reference are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. We cannot assure you that any of the events discussed below will not occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.
Risks Related to This Offering
A sale of a substantial amount of shares of our common stock may cause the price of our common stock to decline.
We are registering for resale up to 7,500,000 shares of our common stock held by, or issuable upon the exercise of Pre-Funded Warrants held by, the Selling Stockholders, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. We cannot predict if and when the Selling Stockholders may sell such shares and what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.
In addition, to raise capital, we may sell common stock, convertible securities or other equity-linked securities in one or more transactions at prices and in a manner we determine from time to time. To the extent that additional capital is raised through the sale and issuance of shares of our common stock or other securities convertible into shares of our common stock, our stockholders will be diluted. These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could reduce the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors”, in the 2025 Form 10-K, in the Q1 2026 Form 10-Q and Q2 2026 Form 10-Q and elsewhere in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. Moreover, we operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. The forward-looking statements in this prospectus include, among other things, statements about:
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the significant risks related to our substantial indebtedness and our long-term liquidity requirements;

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risks related to our history of net losses and ability to raise additional capital and fund future operating requirements;

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our ability to continue as a going concern;

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our ability to remediate the material weaknesses in internal control over financial reporting disclosed in the 2025 Form 10-K;

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the limited public trading market for our common stock on the OTC market;

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our ability to retain key personnel;

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the restrictions imposed by the covenants contained in the Note Purchase Agreement (as defined in the 2025 Form 10-K) and the Capstone Green Energy LLC Agreement (as defined in the 2025 Form 10-K) and our ability to comply with the financial covenants contained in the Note Purchase Agreement;

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the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies;

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uncertainties associated with investments into efforts to capture market share in the emerging AI data center market for microturbines;

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our ability to realize the anticipated benefits of the recently completed Cal Microturbine LLC acquisition;

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the impact of pending or threatened litigation;

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the development of the market for and customer uses of our microturbines, including our Energy-as-a-Service solutions;

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our ability to develop new products and enhance existing products;

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our ability to produce products on a timely basis in a high-quality manner;

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the availability of sources for and costs of component parts;

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our ability to obtain direct material products on a timely and cost-effective basis;

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competition in the markets in which we operate;

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operational interruption by fire, earthquake and other events beyond our control;

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federal, state and local regulations of our markets and products;

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the financial performance of the oil, natural gas and AI industries and other general business, industry and economic conditions applicable to us;

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the geopolitical environment, including the ongoing conflict in Ukraine;

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corruption risks in the markets where our products are sold;

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security and cybersecurity risks related to our electronic processing of sensitive and confidential business and product data; and

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our ability to adequately develop and protect our intellectual property rights.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.
The Selling Stockholders may sell the Shares directly through purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. The Selling Stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes.

SELLING STOCKHOLDERS
The shares of common stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Recent Developments” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the purchase and ownership of the shares of common stock and warrants, the Selling Stockholders have not had any material relationship with us within the past three years.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock and warrants, as of December 15, 2025, assuming exercise of other rights held by the Selling Stockholders on that date, without regard to any limitations on exercises.
The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.
In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of the (i) number of shares of common stock issued to the Selling Stockholders in the “Recent Developments” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all the shares offered by the Selling Stockholders pursuant to this prospectus. Under the terms of the warrants and other warrants held by the Selling Stockholders, a Selling Stockholder may not exercise any such warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Beneficial Ownership % After Offering
WVP Emerging Manager Onshore Fund LLC – AIGH Series(1)	1,571,589	1,128,354	443,235	1.93%
AIGH Investment Partners, LP(2)	4,228,411	2,871,646	1,356,765	5.92%
The Nina Gorrissen 2014 Trust FBO Michael M. Kellen and His Descendants(3)	332,500	332,500	—	—
Candice Graves(4)(15)	10,000	10,000	—	—
Christopher Close(5)(15)	12,500	12,500	—	—
John P. Miller(6)(15)	47,658	25,000	22,658	*
Jagroop Toor(7)(15)	15,000	15,000	—	—
Kimberly Long(8)(15)	22,629	5,000	17,629	*
MYDA Advantage, LP(9)	1,000,000	1,000,000	—	—
Robert F. Beard(10)(15)	12,500	12,500	—	—
Robert Powelson(11)(15)	76,718	12,500	64,218	*
The Hewlett Fund LP(12)	250,000	250,000	—	—
Lytton-Kambara Foundation(13)	1,771,404	1,750,000	21,404	*
Vincent J Canino(14)(15)	176,681	75,000	101,681	*

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
The reported securities consist of the following: (i) 443,235 shares of our common stock directly held by WVP Emerging Manager Onshore Fund LLC — AIGH Series; (ii) 130,000 shares of our common stock directly held by WVP Emerging Manager Onshore Fund, LLC — AIGH Series, which were acquired in the Private Placement; and (iii) 998,354 shares of our common stock issuable upon the exercise of pre-funded warrants directly held by WVP Emerging Manager Onshore Fund, LLC — AIGH Series, which were acquired in the Private Placement. Mr. Hirschman serves as the Managing Member of AIGH Capital Management, LLC, which is an advisor or sub-advisor with respect to the securities held by AIGH Investment Partners, LP and WVP Emerging Manager Onshore Fund, LLC — AIGH Series. Accordingly, Orin Hirschman may be deemed to exercise voting and investment discretion with respect to securities directly held by WVP Emerging Manager Onshore Fund, LLC — AIGH Series and AIGH Investment Partners, LP. The business address of each of the aforementioned parties is 6006 Berkeley Avenue, Baltimore, MD 21209.

(2)
The reported securities consist of the following: (i) 1,356,765 shares of our common directly held by AIGH Investment Partners L.P.; (ii) 350,000 shares of our common stock directly held by AIGH Investment Partners, L.P., which were acquired in the Private Placement; and (iii) 2,521,646 shares of our common stock issuable upon the exercise of warrants directly held by AIGH Investment Partners, L.P., which were acquired in the Private Placement. Mr. Hirschman serves as the Managing Member of AIGH Capital Management, LLC, which is an advisor or sub-advisor with respect to the securities directly held by AIGH Investment Partners, L.P and WVP Emerging Manger Onshore Fund, LLC — AIGH Series. Accordingly, Orin Hirschman may be deemed to exercise voting and investment discretion with respect to securities directly held by AIGH Investment Partners, LP and WVP Emerging Manager Onshore Fund, LLC — AIGH Series. The business address of each of the aforementioned parties is 6006 Berkeley Avenue, Baltimore, MD 21209.

(3)
The reported securities were all acquired in the Private Placement and consist of 332,500 shares of our common stock held by The Nina Gorrissen 2014 Trust FBO Michael M. Kellen and His Descendants. Michael M. Kellen is the Trustee of The Nina Gorrissen 2014 Trust FBO Michael M. Kellen and His Descendants and in such capacity has the right to vote and dispose of the securities held by such trust. Thus, Mr. Kellen may be deemed to exercise voting and investment discretion with respect to securities held by such trust. The business address of The Nina Gorrissen 2014 Trust FBO Michael M. Kellen and His Descendants is c/o Bleichroeder LP, 1345 Avenue of the Americas, 47th Floor, New York, NY 10105, Attn: Michael Kellen.

(4)
Candice Graves is our Chief Accounting Officer. The reported securities consist of 10,000 shares of our common stock directly held by Ms. Graves, which were acquired in the Private Placement.

(5)
Christopher Close is a member of our Board of Directors. The reported securities consist of 12,500 shares of our common stock directly held by Mr. Close, which were acquired in the Private Placement.

(6)
John P. Miller is a member of our Board of Directors and our Interim Chief Financial Officer. The reported securities consist of (i) 35,000 shares of our common stock directly held by Mr. Miller, 25,000 of which were acquired in the Private Placement and (ii) 12,658 shares of voting common stock underlying restricted stock units that fully vest on February 12, 2026.

(7)
Jagroop Toor is an employee of the Company. The reported securities consist of 15,000 shares of our common stock directly held by Mr. Toor, all of which were acquired in the Private Placement.

(8)
Kimberly Long is an employee of the Company. The reported securities consist of 22,629 shares of our common stock directly held by Ms. Long, 5,000 of which were acquired in the Private Placement.

(9)
The reported securities were all acquired in the Private Placement and consist of 1,000,000 shares of our common stock held by MYDA Advantage, LP. MYDA Capital GP, LLC is the general partner of MYDA Advantage, LP. Jason Lieber is the managing member of MYDA Advisors LLC. MYDA Advisors LLC has voting and investment control over the securities held by MYDA Advantage, LP. Accordingly, each of MYDA Advantage, LP., MYDA Advisors LLC, and Jason Lieber may be deemed to exercise voting and investment discretion with respect to securities directly held by MYDA Advantage, LP. The business address of MYDA Advantage, LP is 1067 Broadway, Suite A, Woodmere, NY 11598.

(10)
Robert F. Beard is a member of our Board of Directors. The reported securities consist of 12,500 shares of our common stock directly held by Mr. Beard, which were acquired in the Private Placement.

(11)
Robert Powelson is the Interim Chairman of our Board of Directors. The reported securities consist of (i) 64,060 shares of our common stock directly held by Mr. Powelson, 12,500 of which were acquired in the Private Placement and (ii) 12,658 shares of voting common stock underlying restricted stock units that fully vest on February 12, 2026.

(12)
The reported securities were all acquired in the Private Placement and consist of 250,000 shares of our common stock held directly by The Hewlett Fund LP (“Hewlett”). Martin Chopp, as General Partner of Hewlett, has voting and dispositive power over the securities held by Hewlett and accordingly may be deemed to exercise voting and investment discretion with respect to securities held by Hewlett. Hewlett’s business address is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

(13)
The reported securities consist of (i) 21, 404 shares of our common stock directly held by Laurence Lytton and (ii) 1,750,000 shares of our common stock held directly by the Lytton-Kambara Foundation which were acquired in the Private Placement. Laurence Lytton is the President of the Lytton-Kambara Foundation and has sole voting and dispositive power with respect to the shares held by the Lytton-Kambara Foundation. The business address of the Lytton-Kambara Foundation is 467 Central Park West, 17-A, New York, NY 10025.

(14)
Vincent J. Canino is our President and Chief Executive Officer, and is a member of our Board of Directors. The reported securities consist of 176,681 shares of our common stock directly held by Mr. Canino, 75,000 of which were acquired in the Private Placement.

(15)
Unless otherwise noted, the business address of each of the directors, officers and employees of the Company is 16640 Stagg Street, Van Nuys, California 91406.

PLAN OF DISTRIBUTION
Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Second Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of applicable Delaware law.
General
Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock, par value $0.001 per share (the “common stock”), six hundred thousand (600,000) shares of non-voting common stock, par value $0.001 per share (the “non-voting common stock”), and one million (1,000,000) shares of preferred stock, par value $0.001 per share (the “preferred stock”).
Common stock
As of January 2, 2026, there were 22,926,208 shares of our common stock outstanding and 508,475 shares of our non-voting common stock outstanding.
Voting Rights
Subject to any voting rights granted to preferred stock that may be outstanding from time to time, each share of common stock is entitled to one vote per share on each matter submitted to a vote of our stockholders. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote, and present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders. The holders of a plurality of the shares of common stock entitled to vote and present in person or represented by proxy at any meeting at which a quorum is present called for the purpose of electing directors will be entitled to elect the directors of the Company. The Charter and Bylaws do not provide for cumulative voting.
Dividend Rights
Subject to the preferences applicable to preferred stock outstanding at any time, if any, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock when, as and if declared thereon by the Board of Directors of the Company (the “Board”) from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Preemptive Rights
No holder of common stock has any preemptive right to subscribe for any shares of the Company’s capital stock issuable in the future.
Liquidation Rights
Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of preferred stock having a preference over or the right to participate with the holders of common stock as to distributions upon liquidation, dissolution or winding up, the holders of all outstanding shares of common stock shall be entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares held by each such stockholder.
Other Rights and Preferences
Holders of our common stock have no conversion rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.
Non-Voting Common Stock
As of January 2, 2026, there were 508,475 shares of our non-voting common stock outstanding.
The Charter provides that the non-voting common stock does not have any voting rights on any matter on which stockholders of the Company are entitled to vote. However, the non-voting common stock has the right to vote, separately or together with the common stock, on any amendments to the Charter (including with respect to any changes to (i) the authorized number of shares of common stock or non-voting common stock or (ii) any preferences, rights or powers of the non-voting common stock). The number of authorized shares of non-voting common stock or common stock may be increased or decreased (but not below the number of such shares of non-voting common stock or common stock then outstanding, as applicable) by the affirmative vote of the holders of a majority of the common stock. All common stock and all non-voting common stock have the same rights and powers, rank equally (including upon any liquidation, dissolution or winding up of the company), share ratably in any dividends and distributions, and are identical in all respects as to all other matters, other than as to voting rights.
Upon any sale, assignment or other transfer of any shares of the non-voting common stock by a holder thereof to any person or entity that is not part of such holder’s Family Group (as defined in the Charter), such shares of non-voting common stock shall automatically, upon such transfer, without further action by the transferor or transferee thereof, convert into shares of common stock on a one-to one-basis.
Preferred Stock
As of January 2, 2026, there were no shares of our preferred stock outstanding.
The Charter provides that the Board may, by resolution, establish one or more classes or series of preferred stock having the number of shares and voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof as may be fixed by the Board without further stockholder approval. The holders of any such preferred stock may be entitled to preferences over holders of common stock with respect to dividends, or upon a liquidation, dissolution, or the Company’s winding up, in such amounts as are established by the resolutions of the Board approving the issuance of such shares.
Stock Options
As of January 2, 2026, we had no outstanding stock options.
Restricted Stock Units
As of January 2, 2026, we had outstanding 1,239,318 non-vested restricted stock units.
Warrants
As of January 2, 2026, 3,520,000 shares of our common stock were issuable upon exercise of the Pre-Funded Warrants with an exercise price of $0.001 per share.
Registration Rights
Certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of certain registration rights agreements. The registration rights agreements also contain customary provisions relating to expenses and indemnification. We have agreed to file a registration statement on Form S-1 for the registration of such registrable securities for resale, and have agreed to maintain the effectiveness of such registration statement until the date on which all of such registrable securities have been sold by the holders or such securities have become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144, among other things.

Anti-takeover provisions
The provisions of Delaware law, our Charter and our Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids, which could delay, deter or prevent tender offers or takeover attempts that stockholders might believe are in their best interests. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware law
We are subject to Section 203 of the DGCL. In general, Section 203 prohibits an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless:
•
prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•
upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•
on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:
•
any merger or consolidation involving the corporation and an interested stockholder;

•
any sale, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation;

•
subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

•
any transaction involving the corporation which has the effect of increasing the proportionate share of any class or series of stock of the corporation beneficially owned by the interested stockholder; or

•
the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 generally defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Charter and Bylaws provisions
Certain provisions of the Charter, the Bylaws and the DGCL could make it less likely that our management would be changed or someone would acquire voting control over us without the consent of the Board. These provisions could delay, deter or prevent tender offers or takeover attempts that stockholders might believe are in their best interests.
Authorized but Unissued Capital Stock
The Board may increase or decrease the authorized number of shares within each established series of preferred stock pursuant to the DGCL; provided, however, that the Board may not decrease the number of shares within a series to less than the number of shares within such series that are then issued, and that the terms of a particular series of preferred stock may grant voting rights to the holders thereof regarding these matters.
Special Stockholder Meetings
The Charter provides that, except as otherwise required by applicable law, special meetings of the stockholders may only be called by the Chairperson of the Board or the Chief Executive Officer of the Company, and our stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent
The Charter provides that stockholder action must take place at the annual or a special meeting of our stockholders, and no action may be taken by stockholders by written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals
The Bylaws also include advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice.
Classified Board of Directors
The Charter provides for the Board to be comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal.
Indemnification of Directors, Officers and Employees
The Charter and Bylaws require us to indemnify any director, officer, employee or agent of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Delaware law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding.
We are authorized under the Bylaws to purchase and maintain insurance to protect the Company and any current or former director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law. We have purchased and maintain such insurance.
Exclusive Forum
The Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws, (iv) any action asserting a claim against the

Company, its directors, officers or employees governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of the Charter, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the exclusive forum provisions of the Charter. The exclusive forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is 51 Mercedes Way, Edgewood, NY, 11717.
OTCQX market
Our common stock is quoted on the OTCQX Best Market under the symbol “CGEH.”

LEGAL MATTERS
The validity of the issuance of our securities offered in this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, IL.
EXPERTS
The financial statements of Capstone Green Energy Holdings, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended March 31, 2025, included in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their report included in this prospectus. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Capstone Green Energy Holdings, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended March 31, 2024, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report included in this prospectus. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus, which constitutes a part of a registration statement we have filed with the SEC, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. The SEC also maintains an Internet website that contains the registration statement of which this prospectus forms a part, as well as the exhibits thereto. These documents, along with future reports, proxy statements and other information about us, are available at the SEC’s website, www.sec.gov.
We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.capstonegreenenergy.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•
Our Definitive Proxy Statement on Schedule 14A, filed on July 2, 2025.

•
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC on June 27, 2025.

•
Our Quarterly Reports on Form 10-Q for the quarters ended (i) June 30, 2025, as filed with the SEC on August 8, 2025, and (ii) September 30, 2025, as filed with the SEC on November 13, 2025.

•
Our Current Reports on Form 8-K filed with the SEC on August 8 (Two Filings), August 14, October 23, November 5, November 14, and November 24, 2025.

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The description of our common stock contained in our Annual Report on 10-K for the fiscal year ended March 31, 2023 (File No. 001-15957), including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement) until all offerings under this prospectus are terminated.
Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Capstone Green Energy Holdings, Inc., 16640 Stagg Street, Van Nuys, California, 91406, telephone: (818) 734-5300. You may also access these documents on our website at www.capstonegreenenergy.com.
Information on our website, including subsections, pages, or other subdivisions of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

Up to 7,500,000 shares of common stock
Capstone Green Energy Holdings, Inc.
PROSPECTUS
January 2, 2026